Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Fourth Quarter Results

DALLAS, Texas, March 1, 2018 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross,” the “Partnership” or “SXE”) today announced fourth quarter 2017 financial and operating results.

Southcross’ net loss was $17.3 million for the quarter ended December 31, 2017, compared to a loss of $39.5 million for the same period in the prior year and a loss of $19.1 million for the quarter ended September 30, 2017. Adjusted EBITDA (as defined below) was $17.3 million for the quarter ended December 31, 2017, compared to $18.4 million for the same period in the prior year and $16.8 million for the quarter ended September 30, 2017. Adjusted EBITDA for the fourth quarter was higher than the prior quarter due to higher South Texas gathering volumes and improved NGL margins as the third quarter was unfavorably impacted by Hurricane Harvey.

Processed gas volumes during the quarter averaged 255 MMcf/d, a decrease of 11% compared to 287 MMcf/d for the same period in the prior year and an increase of 15% compared to 222 MMcf/d for the quarter ended September 30, 2017, which was temporarily impacted by Hurricane Harvey.

Additionally, as previously announced, Southcross entered into the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 31, 2017, with American Midstream Partners, LP (“AMID”), its general partner, and a certain wholly owned subsidiary of AMID pursuant to which Southcross will merge with AMID’s wholly owned subsidiary (the “merger”). For additional information, please see Southcross’ definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2018 relating to Southcross’ special meeting of unitholders to be held on March 27, 2018.

Capital Expenditures

For the quarter ended December 31, 2017, growth and maintenance capital expenditures were $4.9 million and were related primarily to work to enhance system efficiency and capability. For the year ended December 31, 2017, growth and maintenance capital expenditures were $12.9 million net of producer reimbursements and were related primarily to the installation of a new gas gathering pipeline in Mississippi, the installation of a new upgraded amine system at the Woodsboro processing facility and various projects to connect new production to the Partnership’s South Texas assets. This compares to $26.1 million net of producer reimbursements for the year ended December 31, 2016.

Capital and Liquidity

As of December 31, 2017, Southcross had total outstanding debt of $527 million including $95 million drawn under its revolving credit facility as compared to total outstanding debt of $560 million for the same period in the prior year and $532 million for the quarter ended September 30, 2017.

In accordance with the amendment to Southcross’ revolving credit agreement executed December 29, 2016, Southcross issued $15 million of senior unsecured notes to certain funds managed by EIG Global Energy Partners and Tailwater Capital in January 2018. At February 23, 2018, Southcross had $31.5 million in available liquidity.

Cash Distributions and Distributable Cash Flow

Distributable cash flow (as defined below) for the quarter ended December 31, 2017 was $5.9 million, compared to $11.5 million for the same period in the prior year and $6.4 million for the quarter ended September 30, 2017. The Partnership did not make a cash distribution for the quarter ended December 31, 2017 and is not allowed to make any cash distributions until the Partnership’s consolidated total leverage ratio, as defined under its credit agreement, is at or below 5.0x to 1. At December 31, 2017, the consolidated total leverage ratio was approximately 8.1x to 1 compared to approximately 7.8x to 1 for the quarter ended September 30, 2017. In addition, under the terms of the Merger Agreement, the Partnership is not permitted, without the prior written consent of AMID, to declare or pay any distribution or dividends on its common units during the pendency of the merger.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements
This news release and accompanying statements may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our future financial position, results, business strategy, guidance, distribution growth and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would”, “potential,” and similar terms and phrases to identify forward-looking statements in this news release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Additional risks include the following: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of AMID to successfully integrate SXE’s operations and employees and realize anticipated synergies and cost savings, actions by third parties, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue and other financial growth, and volatility in the price of oil, natural gas, and natural gas liquids and the credit market. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see AMID and SXE’s “Risk Factors” and other disclosures included in the definitive prospectus on Form 424B3 effective February 12, 2018 and their respective most recent reports on Form 10-K and Form 10Q. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this news release. AMID and SXE undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this news release.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets, severance expense and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is a key metric used in measuring our compliance with our financial covenants under our debt agreements and is used as a supplemental measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest, income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Net income and net cash provided by operating activities are the GAAP measures most directly comparable to Adjusted EBITDA. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility across industry lines.

Additional Information and Where to Find it

This news release includes information relating to a proposed business combination between AMID and SXE. In connection with the proposed transaction, AMID has filed a proxy statement/prospectus with the SEC, which includes a final prospectus with respect to AMID common units to be issued in the proposed transaction and a definitive proxy statement of Southcross with respect to the proposed transaction. This communication is not a substitute for the final proxy statement/prospectus or any other documents that AMID or SXE may file with the SEC or send to unitholders of SXE in connection with the proposed transaction.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SXE ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY AMID OR SXE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the final proxy statement/prospectus and other relevant documents filed or that will be filed by AMID or SXE free of charge at the SEC’s website, www.sec.gov. In addition, copies of any documents filed with the SEC may be obtained free of charge from SXE’s internet website for investors at http://investors.southcrossenergy.com, and from AMID’s investor relations website at http://www.americanmidstream.com/investor-relations/. Investors and security holders also may read and copy any reports, statements and other information filed by AMID and SXE with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participation in the Solicitation of Votes

AMID and SXE and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Southcross Energy’s directors and executive officers is available in its most recent Annual Report on Form 10-K. Information regarding AMID’s directors and executive officers is available in its most recent Annual Report on Form 10-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

###
Contact:
Southcross Energy Partners, L.P.
Mallory Biegler, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Revenues	$105,781	$134,598	$470,237	$451,271
Revenues - affiliates	66,254	25,126	195,712	97,452
Total revenues	172,035	159,724	665,949	548,723

Expenses:
Cost of natural gas and liquids sold	136,313	122,236	524,675	395,874
Operations and maintenance	15,438	16,069	59,217	70,242
Depreciation and amortization	18,229	38,049	71,902	106,947
General and administrative	6,630	5,757	26,246	28,546
Impairment of assets	—	—	1,769	476
Loss (gain) on sale of assets, net	—	987	(5)	(11,768)
Total expenses	176,610	183,098	683,804	590,317

Loss from operations	(4,575)	(23,374)	(17,855)	(41,594)
Other income (expense):
Equity in losses of joint venture investments	(3,195)	(10,466)	(13,060)	(21,123)
Interest expense	(9,511)	(8,565)	(38,181)	(35,166)
Gain on insurance proceeds	—	—	1,508	—
Write-off of deferred financing costs	—	(1,006)	—	(1,006)
Gain on legal settlements	—	3,939	—	3,939
Total other expense	(12,706)	(16,098)	(49,733)	(53,356)
Loss before income tax benefit (expense)	(17,281)	(39,472)	(67,588)	(94,950)
Income tax benefit (expense)	—	—	(4)	2
Net loss	$(17,281)	$(39,472)	$(67,592)	$(94,948)
General partner unit in-kind distribution	(15)	(9)	(65)	(47)
Net loss attributable to partners	$(17,296)	$(39,481)	$(67,657)	$(94,995)

Earnings per unit:
Net loss allocated to limited partner common units	$(10,420)	$(21,705)	$(40,980)	$(50,612)
Weighted average number of limited partner common units outstanding	48,614	37,265	48,562	34,161
Basic and diluted loss per common unit	$(0.21)	$(0.58)	$(0.84)	$(1.48)

Net loss allocated to limited partner subordinated units	$(2,617)	$(7,111)	$(10,304)	$(18,089)
Weighted average number of limited partner subordinated units outstanding	12,214	12,214	12,214	12,214
Basic and diluted loss per subordinated unit	$(0.21)	$(0.58)	$(0.84)	$(1.48)

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5,218	$21,226
Trade accounts receivable	33,920	51,894
Accounts receivable - affiliates	33,163	7,976
Prepaid expenses	2,592	2,751
Other current assets	497	4,343
Total current assets	75,390	88,190

Property, plant and equipment, net	914,547	971,286
Investments in joint ventures	111,747	124,096
Other assets	2,519	2,504
Total assets	$1,104,203	$1,186,076

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$57,782	$50,639
Accounts payable - affiliates	378	524
Current portion of long-term debt	4,256	4,500
Other current liabilities	12,976	10,976
Total current liabilities	75,392	66,639

Long-term debt	514,266	543,872
Other non-current liabilities	14,979	11,936
Total liabilities	604,637	622,447

Commitments and contingencies

Partners' capital:
Common units (48,614,187 and 48,502,090 units outstanding as of December 31, 2017 and 2016, respectively)	215,146	255,124
Class B Convertible units (18,335,181 and 17,105,875 units issued and outstanding as of December 31, 2017 and 2016, respectively)	266,725	278,508
Subordinated units (12,213,713 units issued and outstanding as of December 31, 2017 and 2016, respectively)	8,302	19,240
General partner interest	9,393	10,757
Total partners' capital	499,566	563,629
Total liabilities and partners' capital	$1,104,203	$1,186,076

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(67,592)	$(94,948)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,902	106,947
Unit-based compensation	1,375	3,523
Amortization of deferred financing costs and original issuance discount	3,569	3,354
Gain on sale of assets, net	(5)	(11,768)
Unrealized loss (gain) on financial instruments	2	(147)
Equity in losses of joint venture investments	13,060	21,123
Distribution from joint venture investment	—	740
Impairment of assets	1,769	476
Gain on insurance proceeds	(1,508)	—
Gain on legal settlements	—	(2,375)
Write-off of deferred financing costs	—	1,006
Other, net	(474)	(310)
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	(5,425)	31,554
Prepaid expenses and other current assets	829	947
Other non-current assets	(58)	(358)
Accounts payable and accrued liabilities, including affiliates	9,257	(18,234)
Other liabilities	(519)	9,112
Net cash provided by operating activities	26,182	50,642
Cash flows from investing activities:
Capital expenditures	(22,790)	(27,273)
Aid in construction receipts	9,918	1,207
Insurance proceeds from property damage claims, net of expenditures	2,000	125
Net proceeds from sales of assets	3,409	22,470
Investment contributions to joint venture investments	(711)	(5,433)
Net cash used in investing activities	(8,174)	(8,904)
Cash flows from financing activities:
Borrowings under our credit facility	—	11,210
Repayments under our credit facility	(28,000)	(70,350)
Repayments under our term loan agreement	(5,353)	(4,500)
Payments on capital lease obligations	(487)	(419)
Financing costs	(44)	(1,366)
Tax withholdings on unit-based compensation vested units	(132)	(138)
Common unit issuances to Holdings for equity contributions	—	29,416
Borrowing of senior unsecured PIK notes	—	14,000
Repayment of senior unsecured PIK notes	—	(14,000)
Valley Wells operating expense cap adjustments	—	4,053
Other, net	—	234
Net cash used in financing activities	(34,016)	(31,860)

Net increase (decrease) in cash and cash equivalents	(16,008)	9,878
Cash and cash equivalents — Beginning of year	21,226	11,348
Cash and cash equivalents — End of year	$5,218	$21,226

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Financial data:
Adjusted EBITDA	$17,329	$18,398	$69,180	$69,527

Maintenance capital expenditures	$2,726	$630	$4,789	$4,711
Growth capital expenditures	2,220	8,107	18,001	22,562

Distributable cash flow	$5,889	$11,506	$29,245	$32,359

Operating data:
Average volume of processed gas (MMcf/d)	255	287	250	312
Average volume of NGLs produced (Bbls/d)	31,313	30,987	30,824	32,271
Average daily throughput Mississippi/Alabama (MMcf/d)	165	158	166	160

Realized prices on natural gas volumes ($/Mcf)	$2.86	$2.95	$3.17	$2.34
Realized prices on NGL volumes ($/gal)	0.57	0.37	0.52	0.34

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities	$334	$9,301	$26,182	$50,642
Add (deduct):
Depreciation and amortization	(18,229)	(38,049)	(71,902)	(106,947)
Unit-based compensation	(134)	(888)	(1,375)	(3,523)
Amortization of deferred financing costs and original issuance discount	(850)	(818)	(3,569)	(3,354)
Gain (loss) on sale of assets, net	—	(987)	5	11,768
Unrealized gain (loss) on financial instruments	(2)	31	(2)	147
Equity in losses of joint venture investments	(3,195)	(10,466)	(13,060)	(21,123)
Distribution from joint venture investment	—	—	—	(740)
Impairment of assets	—	—	(1,769)	(476)
Gain on insurance proceeds	—	—	1,508	—
Gain on legal settlements	—	2,375	—	2,375
Write-off of deferred financing costs	—	(1,006)	—	(1,006)
Other, net	63	64	474	310
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	17,928	14,890	5,425	(31,554)
Prepaid expenses and other current assets	(801)	(1,603)	(829)	(947)
Other non-current assets	36	295	58	358
Accounts payable and accrued liabilities, including affiliates	(11,169)	(6,417)	(9,257)	18,234
Other liabilities	(1,262)	(6,194)	519	(9,112)
Net loss	$(17,281)	$(39,472)	$(67,592)	$(94,948)
Add (deduct):
Depreciation and amortization	$18,229	$38,049	$71,902	$106,947
Interest expense	9,511	8,565	38,181	35,166
Gain on insurance proceeds	—	—	(1,508)	—
Gain on legal settlements	—	(3,939)	—	(3,939)
Write-off of deferred financing costs	—	1,006	—	1,006
Income tax (benefit) expense	—	—	4	(2)
Impairment of assets	—	—	1,769	476
Loss (gain) on sale of assets, net	—	987	(5)	(11,768)
Revenue deferral adjustment	754	754	3,016	3,016
Unit-based compensation	134	888	1,375	3,523
Major litigation costs, net of recoveries	67	79	311	495
Equity in losses of joint venture investments	3,195	10,466	13,060	21,123
Transaction-related costs	2,365	—	3,752	6
Severance expense	144	456	2,955	472
Retention bonus funded by Holdings	—	474	91	3,168
Valley Wells' operating expense cap adjustment	—	—	—	2,406
Fees related to Equity Cure Agreement	—	61	—	650
Distribution from joint venture investment	—	—	—	740
Expenses related to shut-down of Conroe processing plant and conversion of Gregory processing plant	280	—	1,568	—
Other, net	(69)	24	301	990
Adjusted EBITDA	$17,329	$18,398	$69,180	$69,527
Cash paid for interest	(8,714)	(6,262)	(35,142)	(32,459)
Income tax benefit (expense)	—	—	(4)	2
Maintenance capital expenditures	(2,726)	(630)	(4,789)	(4,711)
Distributable cash flow	$5,889	$11,506	$29,245	$32,359